UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 29, 2008

Date of Report (Date of earliest event reported)

Northstar Neuroscience, Inc.

(Exact name of registrant as specified in its charter)

Washington	000-51951	91-1976637
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 Fourth Avenue, Suite 300

Seattle, WA 98121

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (206) 728-1477

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On August 29, 2008, Nawzer Mehta tendered his resignation from the position of Vice President, Clinical Affairs of Northstar Neuroscience, Inc. (the “Company”), effective September 30, 2008. The Company and Dr. Mehta will work cooperatively to effect an orderly transition of his duties.

Item 8.01.	Other Events.

Effective September 4, 2008, the Company promoted Deborah Sheffield to the office of Vice President, Clinical and Regulatory Affairs. In connection with her promotion, Ms. Sheffield will be granted a restricted stock award for 7,800 shares of the Company’s common stock, vesting through 2010, and an incentive stock option to purchase 25,500 shares of the Company’s common stock, vesting over four years. In addition, the Company and Ms. Sheffield entered into an Executive Employment Agreement, which provides for certain severance benefits and accelerated vesting of equity awards in the event of termination other than for cause or if she resigns for good reason.

A press release announcing Ms. Sheffield’s promotion was issued on September 5, 2008. A copy of the Executive Employment Agreement and the press release are attached as Exhibit 10.1 and Exhibit 99.1, respectively, to this current report and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Form of Executive Employment Agreement by and between Northstar Neuroscience, Inc. and Deborah Sheffield.

99.1	Press release of Northstar Neuroscience, Inc. dated September 5, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHSTAR NEUROSCIENCE, INC.

Dated: September 5, 2008	By:	/s/ Raymond N. Calvert
Raymond N. Calvert Vice President, Finance, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Executive Employment Agreement by and between Northstar Neuroscience, Inc. and Deborah Sheffield.

99.1	Press release of Northstar Neuroscience, Inc. dated September 5, 2008.